UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

October 24, 2011

Date of Report (Date of earliest event reported)

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-34196	56-2408571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1475 120th Avenue Northeast, Bellevue, WA		98005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (425) 216-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2011, Benjamin G. Wolff informed Clearwire Corporation (the “Company”) of his decision to resign from his position on the Company’s Board of Directors, effective immediately. Mr. Wolff was originally nominated to his position by Eagle River Holdings, LLC (“Eagle River”) pursuant to the Equityholders’ Agreement dated November 28, 2008 by and among the Company, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc., Bright House Networks LLC, and Eagle River (the “Equityholders’ Agreement”). Mr. Wolff has served in a variety of capacities at the Company and its predecessor entity since 2004, including as a member of the Board of Directors, as Executive Vice President, President, Co-CEO, CEO and Co-Chairman. Mr. Wolff’s decision to resign is not due to any disagreements with the Company on any matters relating to the Company’s operations, policies, or practices. Eagle River retains the right under the Equityholders’ Agreement to nominate a director to replace Mr. Wolff, and has informed the Company that it expects to nominate a replacement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

CLEARWIRE CORPORATION

Dated: October 28, 2011	By:	/s/ Broady R. Hodder
Broady R. Hodder Senior Vice President and General Counsel